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                                                                  EXHIBIT 10.45

                     EQUITY FOR BANK DEBT EXCHANGE AGREEMENT

         This Equity for Bank Debt Exchange Agreement (the "Exchange Agreement"), dated as of April 12, 2001 (the "Effective Date"), is entered into by and between Rite Aid Corporation, a Delaware corporation (the "Company"), and Fir Tree Value Fund, L.P., Fir Tree Institutional Value Fund, L.P., Fir Tree Value Partners LDC and Fir Tree Recovery Master Fund, L.P. (collectively, "Fir Tree").

         WHEREAS, the Company desires to reduce its indebtedness; and

         WHEREAS, Fir Tree holds, or has entered into agreements to acquire, $53,535,249 aggregate principal amount of indebtedness under the Company's RCF Credit Facility due August 15, 2002 (the "RCF Facility"); and

         WHEREAS, Fir Tree desires to exchange $53,535,249 aggregate principal amount of the RCF Facility (the "Bank Debt") for shares of common stock, $1.00 par value per share (the "Common Stock") of the Company (the "Exchange"); and

         WHEREAS, Fir Tree and the Company have agreed that it is in their mutual interest to exchange the Bank Debt for shares of Common Stock;

         NOW THEREFORE, in consideration of the premises and the agreements and representations contained herein, the parties hereto do hereby agree as follows:

                  1. Definitions. As used herein, the following terms have the following meanings:

                  "Average Price" means the sum of the volume weighted average price (as calculated for the period beginning at 9:30 a.m. New York Time ("NYT") and concluding at 4:00 p.m. NYT) per share of Common Stock on the NYSE for each day of the Pricing Period as reported by Bloomberg Financial LP (using the AQR function) divided by 30.

                  "Bank Debt Exchange Price" means 100% of the principal amount of the Bank Debt.

                  "Interest Rate" means the interest rate payable to holders of Euro-Dollar Loans pursuant to the RCF Facility provided that if the RCF Facility has been redeemed, the last interest rate payable prior to the date of redemption of the RCF Facility.



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                  "NYSE" means the New York Stock Exchange.

                  "Pricing Period" means the 30 consecutive trading days on the NYSE, beginning April 9, 2001.

                  "Stock Exchange Price" means 96% of the Average Price during the Pricing Period.

                  2. Exchange. Within three business days following the last day of the Pricing Period, Fir Tree will deliver the Bank Debt (except and only to such extent that Fir Tree is unable to close any acquisition of any Bank Debt as a result of circumstances beyond its reasonable control) to such person or entity as the Company and Fir Tree mutually agree (the "Escrow Agent") and the Company will deliver to the Escrow Agent a certificate representing such number of shares, rounded to the nearest whole number (the "Shares"), of Common Stock and a certificate representing an equal number of shares of Class C Preferred Stock of the Company (the "Preferred Shares") having the designations rights and preferences set forth in the certificate of designation attached as Exhibit A hereto, equal to the Bank Debt divided by the Stock Exchange Price. Any interest paid on the Bank Debt while held in escrow will be paid promptly to Fir Tree. The Company will use its best efforts to file a registration statement to cover resales of the Shares pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Date shall be deemed to be the earlier of (x) the date upon which the Shares are registered (the "Registration Date") for resale under the Securities Act (the "Registration Exchange Date"), and, (y) the date upon which the aggregate principal amount of the RCF Facility is repaid in full (the "Refinancing Exchange Date"). During the Pricing Period, the Company, Fir Tree and the Escrow Agent will enter into an escrow agreement on terms as the parties mutually agree.

                  3. Exchange Date on or Before August 20, 2001. If the Exchange Date occurs on or before August 20, 2001 and the Exchange Date is the Registration Exchange Date, the Escrow Agent will deliver (a) the certificate(s) representing the Shares to Fir Tree in such names and denominations as Fir Tree provides in writing to the Company, and (b) the Bank Debt and a certificate representing the Preferred Shares to the Company. If the Exchange Date occurs on or before August 20, 2001 and the Exchange Date is the Refinancing Exchange Date, the Escrow Agent will deliver (a) the certificate(s) representing the Preferred Shares to Fir Tree in such names and denominations as Fir Tree provides in writing to the Company, and (b) the Bank Debt and a certificate representing the Shares to the


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Company. On the Exchange Date, whether such Exchange Date is the Registration
Exchange Date or the Refinancing Exchange Date, the Company shall pay Fir Tree the accrued and unpaid interest on the Bank Debt pursuant to the RCF Facility.

                  4. Exchange Date Between August 21, 2001 and November 21, 2001. If both the Exchange Date and the Registration Date occur between August 21, 2001 and November 21, 2001, in addition to the obligations set forth in
Section 3 above, the Company shall pay Fir Tree, as liquidated damages ("Liquidated Damages") for the Company's failure to cause the registration statement covering the Shares to be declared effective by August 21, 2001, an amount equal to 12% per annum of the Bank Debt minus the Interest Rate (the "Liquidated Damages Rate") for each day in the period from August 21, 2001 until the Exchange Date, provided that both the Exchange Date and the Registration Date occur on or before November 21, 2001. Liquidated Damages shall be paid by the Company to Fir Tree on the same dates and in the same manner as if such payment was a payment of interest pursuant to Section 2.04 of the RCF Facility.

                  5. Exchange Date After November 21, 2001. If both the Exchange Date and the Registration Date do not occur by November 21, 2001, then the Liquidated Damages Rate shall increase to 18% per annum minus the Interest Rate for each day in the period from November 22, 2001 until both the Exchange Date and the Registration Date have occurred. Liquidated Damages shall be paid by the Company to Fir Tree on the same dates and in the same manner as if such payment was a payment of interest pursuant to Section 2.04 of the RCF Facility

                  6. Event of Default on RCF Facility. If prior to the Exchange Date, an Event of Default has occurred under the RCF Facility, as defined in the RCF Facility, then Fir Tree shall have the option not to consummate the Exchange, and to instruct the Escrow Agent to release the Bank Debt to Fir Tree including interest thereon, and the certificates evidencing the Shares and the Preferred Shares shall be delivered to the Company for cancellation and this Exchange Agreement shall be deemed null and void and neither Fir Tree nor the Company shall have any liability to the other arising out of this Exchange Agreement. Fir Tree must make such election within five business days notice of such Event of Default.

                  7. Representations and Warranties. The Company represents and warrants to Fir Tree that: (x) the issuance and delivery of the Shares or the Preferred Shares, as the case may be, to Fir Tree will not violate: (a) the Company's Articles of Incorporation or Bylaws, (b) any material agreement to which the Company is a party, including any indenture; or (c) any applicable federal or state statute,


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rule or regulation that would prevent the Company from carrying out its obligations hereunder; (y) no representation or warranty contained herein or information appearing in any writing in connection with the transactions contemplated hereby furnished to Fir Tree or in any document filed since October 11, 2000 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, (z) the Shares or the Preferred Shares, as the case may be, when released from escrow and issued in accordance with this Exchange Agreement, will be validly issued, fully paid and non-assessable, and (aa) this Exchange Agreement has been validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to standard bankruptcy and equitable remedies exceptions.

                  8. Investment Representations. Fir Tree understands that the Shares and the Preferred Shares have not been registered under the Securities Act and that the certificates for the Shares and the Preferred Shares will bear a legend to that effect. Fir Tree also understands that the Shares and the Preferred Shares, as the case may be, are being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon their representations contained in this Exchange Agreement. Fir Tree hereby represents and warrants as follows:

                  (a) Acquisition for Own Account. Fir Tree is acquiring the Shares or the Preferred Shares, as the case may be, for its own account for investment and not with a view toward distribution.

                  (b) General Solicitation. Neither Fir Tree nor anyone acting on its behalf has made or will make offers or sales of the Shares or the Preferred Shares in the United States by means of any form of general solicitation or general advertising (each within the meaning of Regulation D under the Securities Act) in the United States in violation of applicable securities laws.

                  (c) Ability to Protect Own Interests. Fir Tree represents that by reason of its business or financial experience, or the business and financial experience of its management, it has the capacity to protect its own interests in connection with the transaction contemplated in this Exchange Agreement. Fir Tree is not a corporation formed for the specific purpose of consummating this transaction.



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                  (d) Accredited Investor. Fir Tree represents that it is an
"accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

                  (e) Access to Information. Fir Tree has been given access to all publicly available Company documents, records, and other information, has received physical delivery of all those which it has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Shares or the Preferred Shares, as the case may be.

                  (f) Compliance with Laws. Fir Tree and its transferees will comply with all material filing and other reporting obligations under all applicable law which shall be applicable to it with respect to the Shares and the Preferred Shares, as the case may be.

                  (g) Enforceability. This Exchange Agreement has been duly authorized, and executed and delivered by Fir Tree and (assuming the due authorization, execution and delivery thereof by the Company) constitutes a valid and binding obligation of Fir Tree, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity).

                  9. Furnishing Information by Fir Tree. The Company may require Fir Tree to furnish to the Company such information, including but not limited to the names and denominations to be included in the registration statement, regarding Fir Tree and Fir Tree's intended method of distribution of the Shares as the Company may from time to time reasonably request in writing, Fir Tree agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by Fir Tree to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding Fir Tree or Fir Tree's intended method of distribution of Shares or omits to state any material fact regarding Fir Tree or Fir Tree's intended method of distribution of Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish


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information so required so that such prospectus shall not contain, with respect to Fir Tree or the distribution of such Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  10. Indemnity.

                  (a) The Company will indemnify Fir Tree and its officers, directors, partners, agents, employees and representatives against all expenses, claims, losses and liabilities arising out of or based upon any breach of any representation, warranty or covenant contained herein, or arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to the registration of the Shares, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse Fir Tree for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by Fir Tree and provided specifically for use therein.

                  (b) Fir Tree will indemnify the Company and its officers, directors, partners, agents, employees and representatives against all expenses, claims, losses and liabilities arising out of or based upon any breach of any representation, warranty or covenant contained herein, or arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to the registration of the Shares, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to Fir Tree by the Company and provided specifically for use therein.


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                  (c) Each party entitled to indemnification under this Section
10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified
Party has actual knowledge of any claims as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party, whose approval shall not unreasonably be withheld or delayed, and the Indemnified Party may participate in such defense with counsel reasonably acceptable to and paid for by the Indemnifying Party but otherwise at the Indemnified Party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10 to the extent such failure is not materially prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities


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Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  11. Governing Law. This Exchange Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law rules contained therein.

                  12. Amendments and Waivers. Any term of this Exchange Agreement may be amended or modified and the observance of any term of this Exchange Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the prior written consent of the Company and Fir Tree.

                  13. Further Assurances. The Company and Fir Tree agree to enter into a registration rights agreement during the Pricing Period, on customary terms, which terms will include but not be limited to customary black-outs, carve outs and indemnity.

                  14. Miscellaneous. This Exchange Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns and affiliates of the parties hereto, whether so expressed or not. Except as aforesaid, this Exchange Agreement shall not inure to the benefit of any third party. This Exchange Agreement embodies the entire agreement and understanding between Fir Tree and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Exchange Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Exchange Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.




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                  15. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address, facsimile number or telex number set forth on the signature pages hereof. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section 15 and the appropriate answer back is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to on the signature page and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section.





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         IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed as of the Effective Date.


                                    FIR TREE VALUE FUND, L.P.
                                    FIR TREE INSTITUTIONAL VALUE FUND, L.P.
                                    FIR TREE VALUE PARTNERS LDC
                                    FIR TREE RECOVERY MASTER FUND, L.P.


                                    By:
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                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------

                                    Address:
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                                    Facsimile No.:
                                                   -----------------------------



RITE AID CORPORATION


By:
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Name:
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Title:
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Address:
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Facsimile No.:
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